UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

April 1, 2010

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ELECTRIC POWER COMPANY

ITEM 8.01 OTHER EVENTS.

On April 1, 2010, Wisconsin Electric Power Company and Wisconsin Gas LLC, both subsidiaries of Wisconsin Energy Corporation, filed a joint application with the Public Service Commission of Wisconsin ("PSCW") to merge Wisconsin Gas into Wisconsin Electric. If approved by the PSCW, we anticipate the merger would be completed by year-end 2010. We do not expect the merger to have any material adverse effect on Wisconsin Electric's financial condition. In addition, we do not expect the merger request to have any negative rate impact on customers.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements, including, but not limited to, regulatory approval and any conditions that may be contained in such approval and other factors described under the heading "Factors Affecting Results, Liquidity and Capital Resources" in Management's Discussion and Analysis of Financial Condition and Results of Operations and under the headings "Cautionary Statement Regarding Forward-Looking Information" and "Risk Factors" contained in Wisconsin Electric's Form 10-K for the year ended December 31, 2009 and in subsequent reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "guidance," "intends," "may," "objectives," "plans," "possible," "potential," "projects" or similar terms or variations of these terms. Wisconsin Electric expressly disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: April 1, 2010	Stephen P. Dickson -- Vice President and Controller